EXHIBIT 99.1

Nanophase Reports First Quarter 2018 Financial Results

The company’s financial conference call is scheduled for May 4, 2018 at 11am EDT

ROMEOVILLE, Ill., May 03, 2018 (GLOBE NEWSWIRE) -- Nanophase Technologies Corporation (OTCQB:NANX), a leader in specialty materials and skin protection technologies, today reported financial results for the first quarter ended March 31, 2018.

“Following a record revenue year in 2017, we have visibility toward an excellent first half of 2018.  As of May 1st, we had our second of three expected Q2 Solésence product launches, with a third expected by quarter end,” commented Nanophase CEO and President Jess Jankowski.

“Our first quarter results do not reflect the growth and progress we continue to build upon from last year.  A combination of timing, product mix, and the inefficiencies relating to ramping up for our first Solésence product launches have depressed our Q1 results.  This resulted in lower revenue and higher costs being realized than we expected in Q1,” he added.

First Quarter 2018 Financial Highlights

  Revenue for the first quarter was $2.9 million in 2018 and $3.5 million in 2017.

  The net loss for the quarter was $0.92 million in 2018, or $0.03 per share, compared to net income of $50K, or $0.00 per share, for 2017.

  The Company finished the quarter with approximately $1.2 million in cash and cash equivalents; which included $0.2M of short-term debt.

Mr. Jankowski continued, “We expect growing Q2 volume from our advanced materials business, as well as six-figure revenue from the launches of our first finished products through our Solésence business.  This will lead to significant improvement in our Q2 results.  I’m looking forward to sharing more information during tomorrow’s call.”

Shareholders and members of the financial community are encouraged to participate in the upcoming conference call, where Mr. Jankowski will discuss the company’s current and long-term prospects.

First Quarter 2018 Conference Call

The Nanophase conference call, to be hosted by Jess Jankowski, the Company’s President & CEO, is scheduled for May 4, 2018, at 10:00 a.m. CDT, 11:00 a.m. EDT. The conference call dial-in number for U.S. callers is 877-312-8776 and for international callers is 408-774-4007.  The conference ID is 3375677.  Please dial in to the conference at least five minutes before the call is scheduled to begin.

The call may also be accessed through the company’s website, at www.nanophase.com, by clicking on Investor Relations, Investor News and the link in this release.

Use of Non-GAAP Financial Information

Nanophase believes that the presentation of results excluding certain items, such as non-cash equity compensation charges, provides meaningful supplemental information to both management and investors, facilitating the evaluation of performance across reporting periods. The Company uses these non-GAAP measures for internal planning and reporting purposes. These non-GAAP measures are not in accordance with, or an alternative for, generally accepted accounting principles and may be different from non-GAAP measures used by other companies. The presentation of this additional information is not meant to be considered in isolation or as a substitute for net income or net income per share prepared in accordance with generally accepted accounting principles.

About Nanophase Technologies
Nanophase Technologies Corporation (NANX), www.nanophase.com, is a leader in nanomaterials technologies and provides nanoengineered solutions for multiple industrial product applications. Using a platform of patented and proprietary integrated nanomaterial technologies, the Company creates products with unique performance attributes from two ISO 9001 and ISO 14001 registered facilities. Nanophase delivers commercial quantity and quality nanoparticles, coated nanoparticles, and nanoparticle dispersions in a variety of media.

Forward-Looking Statements
This press release contains words such as “expects,” “shall,” “will,” “believes,” and similar expressions that are intended to identify forward-looking statements within the meaning of the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995. Such statements in this announcement are made based on the Company’s current beliefs, known events and circumstances at the time of publication, and as such, are subject in the future to unforeseen risks and uncertainties that could cause the Company’s results of operations, performance and achievements to differ materially from current expectations expressed in, or implied by, these forward-looking statements. These risks and uncertainties include, without limitation, the following: a decision by a customer to cancel a purchase order or supply agreement in light of the Company’s dependence on a limited number of key customers; uncertain demand for, and acceptance of, the Company’s nanocrystalline materials; the Company’s manufacturing capacity and product mix flexibility in light of customer demand; the Company’s limited marketing experience; changes in development and distribution relationships; the impact of competitive products and technologies; the Company’s dependence on patents and protection of proprietary information; the resolution of litigation in which the Company may become involved; the impact of any potential new government regulations that could be difficult to respond to or too costly to comply with while remaining financially viable; the ability of the Company to maintain an appropriate electronic trading venue; and other factors described in the Company’s Form 10-K filed March 30, 2018. In addition, the Company’s forward-looking statements could be affected by general industry and market conditions and growth rates. Except as required by federal securities laws, the Company undertakes no obligation to update or revise these forward-looking statements to reflect new events, uncertainties or other contingencies.

NANOPHASE TECHNOLOGIES CORPORATION

BALANCE SHEETS

	March 31,
	2018	December 31,
ASSETS	(Unaudited)	2017

Current assets:
Cash and cash equivalents	$1,190,210	$1,955,073
Trade accounts receivable, less allowance for doubtful accounts
of $5,000 on March 31, 2018 and on December 31, 2017	1,377,588	1,114,607
Other receivables, net	26	95
Inventories, net	1,220,133	1,138,870
Prepaid expenses and other current assets	229,509	415,192
Total current assets	4,017,466	4,623,837

Equipment and leasehold improvements, net	1,576,741	1,624,359
Other assets, net	16,796	17,410
	$5,611,003	$6,265,606

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Short-term debt	$200,000	$300,000
Current portion of capital lease obligations	139,833	142,912
Accounts payable	1,210,065	1,037,784
Accrued expenses	752,600	542,810
Total current liabilities	2,302,498	2,023,506

Long-term portion of capital lease obligations	377,398	415,887
Long-term deferred rent	393,647	409,790
Asset retirement obligations	186,053	184,518
	957,098	1,010,195

Stockholders' equity:
Preferred stock, $.01 par value, 24,088 shares authorized and
no shares issued and outstanding	-	-
Common stock, $.01 par value, 42,000,000 shares authorized; 33,847,793 and
33,847,793 shares issued and outstanding on March 31, 2018 and	338,478	338,478
December 31, 2017, respectively
Additional paid-in capital	98,605,835	98,562,750
Accumulated deficit	(96,592,906)	(95,669,323)
Total stockholders' equity	2,351,407	3,231,905
	$5,611,003	$6,265,606

NANOPHASE TECHNOLOGIES CORPORATION

STATEMENTS OF OPERATIONS

(Unaudited)

	Three months ended
	March 31,
	2018	2017

Revenue:
Product revenue	$2,866,931	$3,466,465
Other revenue	30,834	19,138
Total revenue	2,897,765	3,485,603

Operating expense:
Cost of revenue	2,488,150	2,281,333
Gross profit	409,615	1,204,270

Research and development expense	558,252	383,699
Selling, general and administrative expense	764,251	763,837
Income/(loss) from operations	(912,888)	56,734
Interest income	-	-
Interest expense	(10,695)	(10,338)
Other, net	-	-
Income/(loss) before provision for income taxes	(923,583)	46,396

Provision for income taxes	-	-
Net income/(loss)	$(923,583)	$46,396

Net income/(loss) per share-basic and diluted	$(0.03)	$-

Weighted average number of basic and diluted
common shares outstanding	33,847,793	31,230,092

NANOPHASE TECHNOLOGIES CORPORATION

STATEMENTS OF OPERATIONS - EXPANDED SCHEDULE

(Unaudited)

	Three months ended
	March 31,
	2018	2017
Revenue:
Product revenue, net	$2,866,931	$3,466,465
Other revenue	30,834	19,138
Total revenue	2,897,765	3,485,603

Operating expense:
Cost of revenue detail:
Depreciation	69,940	71,792
Non-Cash equity compensation	6,537	6,126
Other costs of revenue	2,411,673	2,203,415
Cost of revenue	2,488,150	2,281,333
Gross profit	409,615	1,204,270

Research and development expense detail:
Depreciation	9,926	18,259
Non-Cash equity compensation	11,574	11,894
Other research and development expense	536,752	353,546
Research and development expense	558,252	383,699

Selling, general and administrative expense detail:
Depreciation and amortization	5,228	4,594
Non-Cash equity compensation	24,973	29,684
Other selling, general and administrative expense	734,050	729,559
Selling, general and administrative expense	764,251	763,837
Income/(loss) from operations	(912,888)	56,734
Interest income	-	-
Interest expense	(10,695)	(10,338)
Other, net	-	-
Income/(loss) before provision for income taxes	(923,583)	46,396
Provision for income taxes	-	-
Net income/(loss)	$(923,583)	$46,396

Non-GAAP Disclosure (see note regarding Non-GAAP disclosures):
Addback Interest, net	10,695	10,338
Addback Depreciation/Amortization	85,094	94,645
Addback Non-Cash Equity Compensation	43,084	47,704

Adjusted EBITDA	$(784,710)	$199,083

COMPANY CONTACT
Nancy Baldwin
Investor Relations
630-771-6708